PUBLIC COMPANY MANAGEMENT CORPORATION ANNOUNCES SB-2 SECURITIES
REGISTRATION CONTRACT WITH SUPREMACY FINANCIAL


LAS VEGAS, NV - MARCH 28, 2005 - Public Company Management Corporation (OTC BB: PUBC) today announced that its subsidiary Go Public Today has signed a contract with Supremacy Financial Corp. (SFC) to provide SB-2 securities registration services and initiate the process to obtain an OTC BB listing for SFC in exchange for a combination of cash fees and a block of shares of SFC common stock. Through the SB-2 securities registration solution offered by Go Public Today, SFC will be able to register the resale of securities and become a publicly traded company.

Supremacy Financial Corporation is a New York-based financial services company that is focused on competitive risk management solutions. SFC operates four separate and wholly owned subsidiaries: preCharge, IdeaCart, OpenCharge and ClientBills, some of which are still in the development stage and are set to be launched commercially in the near future. The consumer financial services market is currently dominated by corporations such as American Express (NYES: AXP), SLM Corp. (NYSE: SLM), Bank of America (NYSE: BAC) and Hypercom Corp. (NYSE: HYC).

"We have assembled a top notch team of industry veterans that we believe will allow Supremacy Financial Corp. to become a leader in global payment processing for both online and offline merchants, providing payment services for e-commerce, MO/TO and retail merchants worldwide. In an effort to reach our goals, we concluded that Supremacy Financial needed to be a publicly traded corporation. By leveraging our future status as a public corporation, we hope to be able to attract the investment capital we'll require to be successful. Go Public Today offered us a turnkey solution that should help us gain a public listing both quickly and cost effectively," says Alex Corral, Director of Supremacy Financial Corp.

"The management team at SFC understands its industry and knows that it can probably grow more quickly as a public corporation than trying to accomplish its goals as a private company. We are pleased to be able to assist SFC in the process of going public and hopefully opening many new opportunities for the company," comments Stephen Brock, President and CEO of Public Company Management Corporation.

PUBC serves as a one-stop shop for businesses that want to quickly and cost-effectively go public and draw upon the wealth of investment capital that is available to public corporations. The company's Pubco White Papers subsidiary focuses on educating business owners on the options available to them. PUBC's Go Public Today subsidiary takes companies public. After a company goes public, PUBC's Public Company Management Services subsidiary can advise the newly-public company on regulatory and compliance issues.


ABOUT SUPREMACY FINANCIAL CORPORATION

Supremacy Financial Corporation is a financial services company that focuses on enabling businesses and consumers to do business securely worldwide. The service offerings for Supremacy Financial include payment processing capable of operating in over 160 countries worldwide, with transaction capabilities for over 180 currency types. With its global reach and diverse level of payment processing, the company is prepared to access the global payment industry.

ABOUT PUBLIC COMPANY MANAGEMENT CORPORATION


PUBC helps business owners create liquidity for investors and long-term value for their companies, shareholders and partners by participating in public capital markets. PUBC supports the full lifecycle of entering the public market through its various subsidiaries:

Education -- Pubco White Papers
   (http://www.PubcoWhitePapers.com) hosts a comprehensive body of knowledge on private and public equity markets.

Registration and listing -- Go Public Today
   (http://www.GoPublicToday.com) provides a complete solution to help small companies register securities for public offerings and obtain a listing on the OTCBB.

Regulatory compliance -- Public Company Management
   Services (http://www.PCMS-Team.com) assists new and existing public companies in negotiating the new complexities of maintaining a public company and creating sustainable and affordable compliance processes.

PUBC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.


SAFE HARBOR


This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.


Public Company Management Corporation (OTC Bulletin Board: PUBC )





Contact:

     Public Company Management Corporation
     Stephen Brock
     President/CEO
     (702) 222-9076
     info@PublicCompanyManagement.com
     www.PublicCompanyManagement.com